Exhibit 99.1

CA Technologies Agrees to Acquire Rally Software, Accelerates Ability for Businesses to Build Transformative Applications Quickly

Acquisition Expands CA’s Opportunity in the Application Economy

NEW YORK, May 27, 2015 – CA Technologies (NASDAQ: CA) today announced it has signed a definitive agreement to acquire Rally Software Development Corp. (NYSE: RALY), a leading provider of Agile development software and services, for $19.50 per share, which equates to approximately $480 million, net of cash acquired. The transaction has been unanimously approved by both Boards of Directors, and is expected to close in the second quarter of CA’s fiscal 2016. Based in Boulder, CO, Rally has approximately 500 employees across four continents and FY 2015 sales of $88 million.

“Software applications are changing the world, disrupting established business models and bringing in completely new experiences in areas from travel to banking. In order to compete, businesses need to develop high quality software quickly and reliably,” said Mike Gregoire, Chief Executive Officer, CA Technologies. “Rally is a leading provider of Agile development software and services, with offerings that complement and expand CA’s strengths in the areas of DevOps and Management Cloud. Every developer dreams of creating truly transformative software that responds to a business challenge extremely quickly. Joining forces with Rally makes this dream a possibility for millions of developers worldwide, and in turn opens up the possibility of a whole new range of experiences driven by software. At the end of the day, this deal is about enabling speed and flexibility, about how we can make the most demanding enterprises truly agile.”

With users in more than 135 countries and nearly every industry, Rally works with some of the world’s largest and most respected brands, including over 35 of the Fortune 100. These customers depend on Rally’s award-winning, cloud-based Agile development platform and the industry’s most experienced transformation consultants and Agile coaches.

The acquisition of Rally is a significant milestone in CA’s strategy to help customers thrive in the application economy, in which software applications are ubiquitous - driving every facet of business in every part of the world.

Tim Miller, Rally’s Chairman and Chief Executive Officer added, “In a world driven by software, the powerful combination of Rally and CA will help our combined customers to better navigate changing markets, improve performance and deliver value faster - while accelerating the pace of disruption and developing a competitive advantage through technology. CA and Rally have more than four years of history working together, and we are thrilled to be taking this next step in our relationship to deliver unique value to both CA and Rally customers.”

Leading industry analysts firms like Forrester1 and IDC say that the Agile methodology is a major trend in developing software.

According to Forrester, sixty-nine percent of respondents out of 560 surveyed decision-makers of the annual Forrester Forrsights Software Survey1 have interest, plan to implement, or have already implemented Agile for their custom development. Sixty-three percent of respondents of the same survey answered similarly for packaged software development and maintenance.

Market intelligence firm IDC expects strong growth for Agile ALM software. In an analysis2 of the Agile application life-cycle management market, it reports that worldwide Agile application life-cycle management software revenue in 2012 reached $211.9 million, and, with a forecasted compound annual growth rate of 39%, will reach $1.1 billion by 2017.

[1]	Forrester Research, Inc., 2014 Market Overview: Agile Development Service Providers, December 2014
[2]	IDC’s Worldwide Agile Application Life-Cycle Management Software 2014–2017 Forecast and 2012 Vendor Shares: Quick Access Drives Adoption and Business Agility, May 2014

Additional prepared remarks on the acquisition can be found at http://ca.com/invest

Qatalyst Partners acted as financial advisor to CA Technologies and Wilson Sonsini Goodrich & Rosati acted as legal counsel. Deutsche Bank served as financial advisor to Rally Software Development Corp. and Cooley LLP served as legal counsel.

About Rally Software Development Corp.

Rally Software Development Corp. (NYSE: RALY) is a leading global provider of enterprise-class software and services solutions that drive agility. Companies use Rally’s solutions to accelerate the pace of innovation, improve performance, and respond effectively to evolving competitive markets and customer needs. Rally SaaS platform transforms the way organizations manage the software development lifecycle by aligning software development and strategic business objectives, facilitating collaboration, and increasing transparency. Rally consulting and training services apply Agile and Lean approaches to help organizations innovate, lead, adapt, and deliver. Learn more at http://www.rallydev.com.

About CA Technologies

CA Technologies (NASDAQ: CA) creates software that fuels transformation for companies and enables them to seize the opportunities of the application economy. Software is at the heart of every business in every industry. From planning, to development, to management and security, CA is working with companies worldwide to change the way we live, transact, and communicate – across mobile, private and public cloud, distributed and mainframe environments. Learn more at www.ca.com.

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Legal Notices

Copyright © 2015 CA, Inc. All Rights Reserved. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “targets” and similar expressions relating to the future) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, CA’s and Rally’s respective managements, as well as information currently available to CA’s and Rally’s respective managements. These forward-looking statements reflect CA’s and Rally’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the risk that an insufficient number of Rally’s stockholders tender into the tender offer; the risk that regulatory approvals required for the acquisition are not obtained or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the acquisition are not satisfied; potential adverse reactions or changes to customer, supplier, partner or employee relationships, including those resulting from the announcement or completion of the acquisition; uncertainties as to the timing of the acquisition; competitive responses to the proposed acquisition; response by activist stockholders to the acquisition; uncertainty of the expected financial performance of CA following completion of the proposed transaction; the ability to successfully integrate Rally’s operations and employees in a timely manner; the ability to realize anticipated synergies, cost savings and operational efficiencies; unexpected costs, charges or expenses resulting from the acquisition; litigation relating to the acquisition; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; and other factors described more fully in CA’s and Rally’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should CA’s and Rally’s assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated, targeted or similarly expressed in a forward-looking manner. CA and Rally assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

CA Technologies Contacts:

Jennifer Hallahan	Michael Bauer
Corporate Communications	Investor Relations
(212) 415-6924	(212) 310-6276
jennifer.hallahan@ca.com	michael.bauer@ca.com

Saswato Das
Corporate Communications
(646) 710-6690
saswato.das@ca.com

Rally Contacts:

Leslie Marcotte	Jeff Cooper
Public Relations	Investor Relations
(720) 446-4926	(720) 446-4914
lmarcotte@rallydev.com	ir@rallydev.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Under the terms of the agreement between CA and Rally described herein, a subsidiary of CA will commence a tender offer to acquire all of the outstanding shares of Rally for $19.50 per share, net to seller in cash. CA’s obligation to accept and pay for any Rally shares tendered pursuant to the foregoing offer will be subject to customary closing conditions, including receipt of a majority of the outstanding shares of Rally pursuant to the tender offer (excluding any shares tendered pursuant to guaranteed delivery procedures) and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

The tender offer for the outstanding shares of Rally described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Rally pursuant to the tender offer by CA or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by CA. In addition, Rally will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer described herein. Rally’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to CA’s tender offer because they will contain important information, including the terms and conditions of the tender offer. Rally’s stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov.